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                                                                      EXHIBIT 21


                        SCOPE INDUSTRIES AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

                               As of June 30, 1996


The wholly-owned subsidiaries of the Registrant are as follows:

                                                           Jurisdiction
                                                                of
      Name                                                 Incorporation
      ----                                                 -------------

   Scope Products, Inc.                                      California
   Lacos Land Company                                        Nevada
   Scope Properties, Inc.                                    California
   Scope Energy Resources, Inc.                              Nevada
   Scope Beauty Enterprises, Inc.                            California


Wholly owned by Scope Products, Inc. a subsidiary of the Registrant:

                                                           Jurisdiction
                                                                of
      Name                                                 Incorporation
      ----                                                 -------------

   Dext Company of Illinois                                  Illinois
   Dext Company of New Jersey, Inc.                          New Jersey
   Dext Company of Maryland                                  Maryland
   Dext Company of Texas                                     Texas
   Dext Company of Arizona                                   Arizona
   Dext Company of Colorado                                  Colorado
   Topnotch Foods, Inc.                                      California

All of the subsidiaries described above are included in the consolidated financial statements hereto annexed. Separate financial statements are not filed for any of the subsidiares.